UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



   Date of report (Date of earliest event reported):      January 18, 2006


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                            11-3431358
       -------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)


                 One MetroTech Center, Brooklyn, New York 11201
              175 East Old Country Road, Hicksville, New York 11801
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            (718) 403-1000 (Brooklyn)
                           (516) 755-6650 (Hicksville)
                           ---------------------------
              (Registrant's telephone number, including area code)



                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of capacity and energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; impact of regulatory initiatives and the construction of new transmission and generating facilities on the New York City market for sales of capacity, energy and ancillary services, potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.






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



Item 101.         Entry into a Material Definitive Agreement
--------          -------------------------------------------

     As previously reported by KeySpan Corporation (the "Company"), regulatory initiatives along with the construction of new transmission and generating facilities have the potential to impact the New York City market for sales of capacity, energy and ancillary services from our Ravenswood generating facility. However, we are unable to determine the timing of completion of these new facilities and we continue to evaluate the nature and impact, if any, of potential changes to the New York City energy, capacity or ancillary services market requirements or design.

     Notwithstanding the foregoing, the Company continues to believe that New York City represents a strong capacity market due to, among other things, its local reliability rules. As a result, the Company entered into an ISDA Master Agreement for a fixed for float unforced capacity financial swap (the "Agreement") with Morgan Stanley Capital Group Inc. ("Morgan Stanley") dated as of January 18, 2006. The Agreement has a three year term beginning May 1, 2006, (assuming a condition to effectiveness has been satisfied by such date). The notional quantity is 1,800,000kW (the "Notional Quantity") of In-City Unforced Capacity and the fixed price is $7.57/kW-month ("Fixed Price"), subject to adjustment upon the happening of certain events. Settlement would occur on a monthly basis based on the In-City Unforced Capacity price determined by the relevant New York Independent System Operator Spot Demand Curve Auction Market ("Floating Price"). For each monthly settlement period, the price difference will equal the Fixed Price minus the Floating Price. If such price difference is less than zero, Morgan Stanley will pay the Company an amount equal to the product of (a) the Notional Quantity and (b) the absolute value of such price difference. Conversely, if such price difference is greater than zero, the Company will pay Morgan Stanley an amount equal to the product of (a) the Notional Quantity and (b) the absolute value of such price difference. The Company believes that the average annual monthly capacity market price will settle above the Fixed Price. A copy of the Agreement is attached hereto as
Exhibit 10.1 and incorporated herein by reference. The foregoing description of this Agreement is qualified in its entirety by reference to such Exhibit.

     The Company's  previously disclosed 2006 earnings guidance remains at $2.40
- $2.50 per share.

Item 8.01.        Other Events
----------        ------------

     The discussion in Item 1.01 above is incorporated herein by reference into this Item 8.01.




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


Item 9.01.        Financial Statements and Exhibits.
----------        ----------------------------------

(c)               Exhibits.

                    10.1 ISDA  Master  Agreement  between the Company and Morgan
                         Stanley  Capital  Group Inc.  dated as of  January  18,
                         2006.












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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  KEYSPAN CORPORATION

Dated: January 24, 2006           By:    /s/ John J. Bishar, Jr.
                                         -----------------------
                                  Name:  John J. Bishar, Jr.
                                  Title: Senior Vice President, General Counsel,
                                         Chief Governance Officer and Secretary








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




                                INDEX TO EXHIBITS


Exhibit No.   Exhibit                                                       Page
-----------   -------                                                       ----

10.1          ISDA Master Agreement between the Company and Morgan            7
              Stanley Capital Group Inc. dated as of January 18, 2006.



















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